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                                  EXHIBIT 21


SUBSIDIARIES OF EEX CORPORATION:             STATE OF INCORPORATION/ORGANIZATION

EEX Operating LLC                            Delaware
EEX Operating L.P.                           Delaware
EEX Capital, Inc.                            Delaware
Enserch International Oil & Gas, Inc.        Texas
EEX International, Inc.                      Texas
Corpus Christi Energy Co.                    Delaware
Corpus Christi Hydrocarbons Co.              Delaware
Enserch Far East Ltd.                        Cayman Islands
EEX Asahan Ltd.                              Cayman Islands
EEX Turkey B.V.                              Netherlands
EEX New Zealand Ltd.                         Cayman Islands
EEX Exploration and Production Company LLC   Delaware
EEX E&P Company, L.P.                        Delaware
EEX Reserves Funding LLC                     Delaware
EEX Reserves Company LLC                     Delaware
EEX Natural Gas Company                      Delaware
EEX Gathering Company                        Delaware
EEX Pipeline Company, L.P.                   Delaware